Exhibit 5.1

[K&L Gates LLP letterhead]

June 4, 2015

Weyerhaeuser Company
33663 Weyerhaeuser Way South
Federal Way, Washington 98003
Ladies and Gentlemen:
We have acted as counsel to Weyerhaeuser Company (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the issuance and sale from time to time of the following securities (collectively, the “Securities”):

(i)
unsecured debt securities of the Company, which may be senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”) or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”);

(ii)	preferred shares, par value $1.00 per share, of the Company (the “Preferred Shares”);

(iii)	preference shares, par value $1.00 per share, of the Company (the “Preference Shares”);

(iv)	depositary shares representing fractional interests in Preferred Shares or Preference Shares (the “Depositary Shares”);

(v)	common shares, par value $1.25 per share, of the Company (the “Common Shares”);

(vi)	warrants to purchase Debt Securities, Common Shares, Preferred Shares, Preference Shares or Depositary Shares (the “Warrants”);

(vii)	stock purchase contracts representing obligations to purchase Common Shares, Preferred Shares, Preference Shares or Depositary Shares (the “Stock Purchase Contracts”); and

(viii)	stock purchase units consisting of a combination of Stock Purchase Contracts, Warrants and Debt Securities (the “Stock Purchase Units”).

Unless otherwise provided in any prospectus supplement relating to a particular series of Debt Securities, (i) the Senior Debt Securities are to be issued under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001 and a fourth supplemental indenture dated as of March 12, 2002, each between Weyerhaeuser Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank and Chemical Bank), a national banking association, as trustee (the “Senior Indenture”), and (ii) each of the Subordinated Debt Securities and Junior Subordinated Debt Securities are to be issued under an indenture (the “Subordinated Indenture”) to be entered into by the Company and the trustee to be named in the applicable prospectus supplement. Each of the Senior Indenture and the Subordinated Indenture, together with any amendments and supplements thereto, is referred to herein as an “Indenture.”

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Senior Indenture, the Company’s Articles of Incorporation and Bylaws, each as amended through the date hereof, and the corporate action of the Company relating to the Registration Statement and the Senior Indenture, and we have made such investigation of law as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinions, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.
For the purposes of this opinion letter, we have also assumed that (i) each document submitted to us is accurate and complete, (ii) each such document that is an original is authentic, (iii) each such document that is a copy conforms to an authentic original, and (iv) all signatures on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

Our opinions set forth below are limited to the laws of the State of Washington and the laws of the State of New York.
Based on and subject to the foregoing and the additional qualifications and other matters set forth below, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, and (iv) the Company shall remain at all times a corporation incorporated under the laws of the State of Washington, it is our opinion that:
1.When (i) with respect to the Subordinated Debt Securities and Junior Subordinated Debt Securities, the Subordinated Indenture and any amendments or supplements thereto have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof (the “Board”) and duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”), (ii) with respect to the Senior Indenture, any amendments or supplements thereto have been duly authorized and approved by all necessary action of the Board and duly executed and delivered by the Company the Debt Trustee, (iii) the terms of the Debt Securities and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors or a duly authorized committee thereof (the “Board”), (iv) the terms of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly established in accordance with the applicable Indenture, so as not to violate the Company’s Articles of Incorporation or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the applicable Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and (vi) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities that may be issued upon exercise of Warrants or comprise part of Stock Purchase Units) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.When (i) the terms of the Preferred Shares have been duly established in conformity with the Company’s Articles of Incorporation, and the terms of the Preferred Shares and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, in each case so as not to violate the Company’s Articles of Incorporation or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) Articles of Amendment to the Company’s Articles of Incorporation fixing and determining the terms of the Preferred Shares have been duly filed with the Secretary of State of the State of Washington and upon payment in full of any filing fees attendant thereto, (iii) if the Preferred Shares are to be certificated, certificates representing the Preferred Shares have been duly executed and countersigned (if required), and (iv) the Preferred Shares are issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Shares (including any Preferred Shares represented by Depositary Shares, that may be issued upon exercise of Warrants, or that may be purchased pursuant to Stock Purchase Contracts) will be validly issued, fully paid and nonassessable.

3.When (i) the terms of the Preference Shares have been duly established in conformity with the Company’s Articles of Incorporation, and the terms of the Preference Shares and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, in each case so as not to violate the Company’s Articles of Incorporation or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) Articles of Amendment to the Company’s Articles of Incorporation fixing and determining the terms of the Preference Shares have been duly filed with the Secretary of State of the State of Washington and upon payment in full of any filing fees attendant thereto, (iii) if the Preference Shares are to be certificated, certificates representing the Preference Shares have been duly executed and countersigned (if required), and (iv) the Preference Shares are issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preference Shares (including any Preference Shares represented by Depositary Shares, that may be issued upon exercise of Warrants, or that may be purchased pursuant to Stock Purchase Contracts) will be validly issued, fully paid and nonassessable.

4.When (i) the applicable deposit agreement (the “Deposit Agreement”) has been duly authorized, executed and delivered by the Company and the depositary (the “Depositary”), (ii) the terms and the execution and delivery of the Deposit Agreement and the terms of the Depositary Shares and the related Preferred Shares or Preference Shares and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Depositary Shares and such Preferred Shares or Preference Shares and the issuance and sale thereof have been duly established in accordance with the Depositary Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) Articles of Amendment to the Company’s Articles of Incorporation fixing and determining the terms of such Preferred Shares or Preference Shares have been duly filed with the Secretary of State of the State of Washington and upon payment in full of any filing fees attendant thereto, (v) shares evidencing such Preferred Shares or Preference Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the depositary receipts evidencing such Depositary Shares are issued and delivered against deposit of such Preferred Shares or Preference Shares with the Depositary in accordance with the Deposit Agreement as contemplated by the Registration Statement and any prospectus supplement relating thereto, and delivered to and paid for in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, and (vii) the Company has received consideration in excess of the par value of such Preferred Shares or Preference Shares, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Depositary Agreement.

5.When (i) the terms of the issuance and sale of Common Shares have been duly authorized and approved by all necessary action of the Board so as not to violate the Company’s Articles of Incorporation or Bylaws or any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) if the Common Shares are to be certificated, certificates representing the Common Shares have been duly executed and countersigned (if required), and (iii) the Common Shares are issued and delivered (if required) as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in an amount in excess of the par value thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Shares (including any Common Shares that may be issued upon exercise of Warrants, or that may be purchased pursuant to Stock Purchase Contracts) will be validly issued, fully paid and nonassessable.

6.When (i) a warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto, (ii) the terms and the execution and delivery of the Warrant Agreement and the terms of the Warrants and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Warrants and the issuance and sale thereof have been duly established in accordance with the Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms and issuance of the Debt Securities, Common Shares, Preferred Shares, Preference Shares or Depositary Shares issuable upon exercise of the Warrants have been duly approved as set forth above, and (v) the Warrants have been duly executed and countersigned (if required), and issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Warrants (including any Warrants that comprise part of Stock Purchase Units) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.When (i) a purchase contract agreement (the “Purchase Contract Agreement”) relating to the Stock Purchase Contracts has been duly executed and delivered by the Company and the other parties thereto, (ii) the terms and the execution and delivery of the Purchase Contract Agreement and the terms of the Stock Purchase Contracts and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Stock Purchase Contracts and the issuance and sale thereof have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms and issuance of the Common Shares, Preferred Shares, Preference Shares or Depositary Shares relating to the Stock Purchase Contracts have been duly approved as set forth above, and (v) the Stock Purchase Contracts have been duly executed, delivered and countersigned in accordance with the Purchase Contract Agreement, when issued and sold or otherwise distributed in accordance with the provisions of the Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Stock Purchase Contracts (including any Stock Purchase Contracts that comprise part of Stock Purchase Units) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.When (i) a purchase unit agreement (the “Purchase Unit Agreement”) relating to the Stock Purchase Units has been duly executed and delivered by the Company and the other parties thereto, (ii) the terms and the execution and delivery of the Stock Purchase Units and the terms of the Stock Purchase Units and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board, (iii) the terms of the Stock Purchase Units and the issuance and sale thereof have been duly established in conformity with the applicable Purchase Unit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the terms and issuance of the Stock Purchase Contracts, Warrants and Debt Securities relating to the Stock Purchase Units have been duly approved as set forth above, and (v) the Stock Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, when issued and sold or otherwise distributed in accordance with the Purchase Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions above are subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.
We note that the maximum number of Common Shares, Preferred Shares and Preference Shares issuable under the Registration Statement is not specified, and we assume that the total number of shares of Common Shares, Preferred Shares and Preference Shares issued under the Registration Statement, together with all other shares of Common Shares, Preferred Shares and Preference Shares issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Shares, Preferred Shares and Preference Shares authorized for issuance under the Company’s Articles of Incorporation.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP